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                           EXHIBIT 23

             CONSENT OF INDEPENDENT ACCOUNTANTS

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             CONSENT OF INDEPENDENT ACCOUNTANTS        Exhibit 23



We consent to the incorporation by reference in the registration statements of Southern Union Company and Subsidiaries (the "Com-pany") on Form S-3 (File Nos. 33-58297, 333-02965 and 333-10585)
and Form S-8 (File Nos. 2-79612, 33-37261, 33-69596 and 33-69598)
of our report dated August 13, 1997, on our audits of the con-solidated financial statements of the Company as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996, and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.


                         COOPERS & LYBRAND L.L.P.


Austin, Texas
September 19, 1997